Exhibit 10.1

FORM OF
INTERNAP NETWORK SERVICES CORPORATION
AMENDED AND RESTATED 2005 INCENTIVE STOCK PLAN

STOCK GRANT CERTIFICATE

Pursuant to the Notice of Grant of Award and Award Agreement (“Grant Notice”) and this Stock Grant Certificate (collectively, the “Award”) and in consideration of your past services, Internap Network Services Corporation (the “Company”) has awarded you a Stock Grant under its Amended and Restated 2005 Incentive Stock Plan (the “Plan”) for the number of shares of the Company’s Common Stock subject to the Award as indicated in the Grant Notice. Defined terms not explicitly defined in this Stock Grant Certificate but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1.          VESTING. Subject to the limitations contained herein, your Award shall vest as provided in the Grant Notice, provided that vesting shall cease upon the termination of your status as an Eligible Employee or a Director.

2.          NUMBER OF SHARES OF STOCK. The number of shares of Stock subject to your Award may be adjusted from time to time as provided in Section 13 of the Plan.

3.          SECURITIES LAW COMPLIANCE. You may not be issued any shares under your Award unless the shares are either (i) then registered under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

4.   RIGHT OF REACQUISITION. The Company shall have a right to reacquire (“Reacquisition Right”) all or any part of the shares you received pursuant to your Award that have not as yet vested in accordance with the Vesting Schedule on the Grant Notice (“Unvested Shares”) on the following terms and conditions:

(a)  The Company, shall simultaneously with termination of your status as an Eligible Employee or a Director automatically reacquire for no consideration all of the Unvested Shares, unless the Company agrees to waive its reacquisition right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company by written notice to you or your representative within ninety (90) days after the termination of your status as an Eligible Employee or a Director, and the Company may then release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its reacquisition right as to all of the Unvested Shares, then upon such termination of your status as an Eligible Employee or a Director, the Company shall retain, pursuant to the Assignment form, the number of shares the Company is reacquiring.

(b)  The Company initially shall have the right to reacquire Unvested Shares for no monetary consideration (that is, for $0.00); provided, however, that the Company’s right to reacquire Unvested shares for no monetary consideration shall lapse at the vesting rate set forth in the Grant Notice.

(c)  The shares issued under your Award shall be held by the Company on your behalf. You agree to execute two (2) Assignment forms (with date and number of shares blank) substantially in the form attached to the Grant Notice as Attachment III and deliver the same for use by the Company pursuant to the terms of this section.

(d)  Subject to the provisions of your Award, you shall, during the term of your Award, exercise all rights and privileges of a stockholder of the Company with respect to the shares held by the Company on your behalf. You shall be deemed to be the holder of the shares for purposes of receiving any dividends which may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Reacquisition Right.

(e)  If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of your Award, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired under your Award shall be immediately subject to the Reacquisition Right with the same force and effect as the shares subject to this Reacquisition Right immediately before such event.

5.   RESTRICTIVE LEGENDS. The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.

6.   AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director of the Company or an Affiliate.

7.   WITHHOLDING OBLIGATIONS.

(a)       If you become subject to withholding under applicable tax laws, you hereby agree to pay the amount required to be withheld by one or more of the following methods:

(i)  by cash or check payment;

(ii)     if the shares issued under this Award have vested, by instructing the holding person (holding person is defined as the party who is holding the Unvested Shares issued under the Award) to sell that number of shares having a Fair Market Value equal to the amount required to be withheld and to deliver the proceeds thereof to the Company; or

(iii)    by such other methods as the Company may make available from time to time.

(b)      Your satisfaction of the Company's withholding tax obligations shall be a condition precedent of the vesting of any Shares. Satisfaction of the Company's tax withholding obligations for purposes of (a)(ii) above shall mean the completion and submission to the designated person of those forms as shall be required by the Company or the holding person to sell the shares upon the receipt by the Company or its agent of such forms. Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

8.   NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

9.   MISCELLANEOUS.

(a)  The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)  You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)  You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)  You agree that you will abide with and comply with all insider trading restrictions and policies of the Company as now or hereafter provided with respect to the shares you receive under your Award.

10.     GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.